EXHIBIT 11

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                        IVAX CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (In thousands, except per share data)

PERIOD ENDED JUNE 30,                                         THREE MONTHS                      SIX MONTHS
                                                          1996             1995            1996             1995
                                                     ------------     ------------    ------------     ------------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items        $    (13,931)    $     28,125    $     21,965     $     51,428
     Extraordinary items, net of tax                       (2,072)             (20)         (2,073)              34
                                                     ------------     ------------    ------------     ------------
     Net income (loss) for primary computation       $    (16,003)    $     28,105    $     19,892     $     51,462
                                                     ============     ============    ============     ============
     Average number of common and dilutive
         common equivalent shares-primary                 121,015          118,741         121,858          118,061
                                                     ============     ============    ============     ============
     Earnings (loss) before extraordinary items      $       (.11)    $        .24    $        .18     $        .44
                                                     ============     ============    ============     ============
     Net earnings (loss)                             $       (.13)    $        .24    $        .16     $        .44
                                                     ============     ============    ============     ============

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

     Income (loss) before extraordinary items        $    (13,931)    $     28,125    $     21,965     $     51,428
     Adjustment for interest expense on 9.00%
         Convertible Subordinated Debentures,
         net of tax                                              -              21               -               41
                                                     -------------    ------------    ------------     ------------
     Adjusted income (loss) before extraordinary
         items for fully diluted calculation              (13,931)          28,146          21,965           51,469
     Extraordinary items, net of tax                       (2,072)             (20)         (2,073)              34
                                                     ------------     ------------    ------------     ------------
     Net income (loss) for fully diluted computation $    (16,003)    $     28,126    $     19,892     $     51,503
                                                     ============     ============    ============     ============
     Average number of common and dilutive
         common equivalent shares-fully diluted           121,015          119,030         121,882          118,586
                                                     ============     ============    ============     ============
     Earnings (loss) before extraordinary items      $       (.11)    $        .24    $        .18     $        .43
                                                     ============     ============    ============     ============
     Net earnings (loss)                             $       (.13)    $        .24    $        .16     $        .43
                                                     ============     ============    ============     ============

AVERAGE NUMBER OF COMMON SHARES AND
     DILUTIVE COMMON SHARES EQUIVALENTS

Primary shares:
     Average number of common shares outstanding          121,015          114,841         120,423          114,586
     Incremental shares for options and warrants                -            3,900           1,435            3,475
                                                    -------------     ------------    ------------     ------------
                                                          121,015          118,741         121,858          118,061
                                                    =============     ============    ============     ============

Fully diluted shares:
     Average number of common shares outstanding          121,015          114,841         120,423          114,586
     Incremental shares for options and warrants                -            3,903           1,459            3,714
     Conversion equivalent of 9.00% Convertible
         Subordinated Debentures                                -              286               -              286
                                                    -------------     ------------    ------------     ------------
                                                          121,015          119,030         121,882          118,586
                                                    =============     ============    ============     ============

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